    As filed with the Securities and Exchange Commission on October 3, 1997
                                                      Registration No. 333-27353

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   REMEC, INC.
                                   -----------
             (Exact Name of Registrant as Specified in its Charter)

           California                                      95-3814301
           ----------                                      ----------
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization)                         Identification No.)

               9404 Chesapeake Drive, San Diego, California 92123
               --------------------------------------------------
                    (Address of Principal Executive Offices)

                     REMEC, Inc. Profit Sharing 401(K) Plan
                     --------------------------------------
                            (Full Title of the Plan)

      Ronald E. Ragland, Chairman of the Board and Chief Executive Officer
                              9404 Chesapeake Drive
                           San Diego, California 92123
                           ---------------------------
                     (Name and Address of Agent For Service)

                                 (619) 560-1301
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         Copy to: Victor A. Hebert, Esq.
                         Heller Ehrman White & McAuliffe
                                 333 Bush Avenue
                         San Francisco, California 94104
                                 (415) 772-6000

                                   REMEC, INC.
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                         FORM S-8 REGISTRATION STATEMENT
                                       FOR
                     REMEC, INC. PROFIT SHARING 401(K) PLAN

              REGISTRATION COVERS SHARES RESULTING FROM STOCK SPLIT


        On June 27, 1997, REMEC, Inc. (the "Registrant") effected a three-for-two split of the Registrant's Common Stock, in the form of a stock dividend. Pursuant to Rule 416(b) of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant's Form S-8 Registration Statement (File No. 333-27353) (the "Registration Statement") is hereby amended to increase the number of shares of Common Stock issuable under the REMEC, Inc. Profit Sharing 401(K) Plan from 400,000 shares to 600,000 shares. The Registration Statement is further amended to reflect that the number of shares registered includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to such employee benefit plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding common stock.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, State of California, on October 3, 1997.

                                   REMEC, INC.



                                   By:   *
                                      -------------------------------------
                                      Ronald E. Ragland, Chairman of the Board
                                      and Chief Executive Officer


                      POWER OF ATTORNEY TO SIGN AMENDMENTS

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Errol Ekaireb and Thomas A. George, or either of them, with full power of substitution, such person's true and lawful attorneys-in-fact and agents for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


  *                         Chairman of the Board,         October 3, 1997
-------------------------   and Chief Executive
    Ronald E. Ragland       Officer and Director
                            (Principal Executive
                            Officer)

  *                         President and Chief            October 3, 1997
-------------------------   Operating Officer and
     Errol Ekaireb          Director


/S/ THOMAS A. GEORGE        Chief Financial Officer,       October 3, 1997
-------------------------   Senior Vice President,
    Thomas A. George        and Secretary (Principal
                            Financial and
                            Accounting Officer)


  *                         Executive Vice                 October 3, 1997
-------------------------   President, President of
   Jack A. Giles            REMEC Microwave
                            Division and Director


                            Senior Vice President,        October __, 1997
-------------------------   Chief Engineer and
  Denny Morgan              Director



  *                         Executive Vice                 October 3, 1997
-------------------------   President and Director
  Joseph T. Lee



  *                         Director                       October 3, 1997
-------------------------
   Thomas A. Corcoran


  *                         Director                       October 3, 1997
-------------------------
    William H. Gibbs


  *                         Director                       October 3, 1997
-------------------------
    Andre R. Horn


  *                         Director                       October 3, 1997
--------------------------
    Gary L. Luick


  *                         Director                       October 3, 1997
--------------------------
   Jeffrey M. Nash


*By /s/ THOMAS A. GEORGE
   ------------------------
        Thomas A. George
         Attorney-In-Fact

        The Plan. Pursuant to the requirements of the Securities Act, the Plan has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California on this 3rd day of October, 1997.


                                       REMEC, INC. PROFIT SHARING 401(K) PLAN

                                       By REMEC, Inc., administrator



                                        By:  /s/ THOMAS A. GEORGE
                                             ----------------------------------
                                              Thomas A. George, Chief Financial
                                              Officer, Senior Vice President and
                                              Secretary